UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                     REPORT PURSUANT TO SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                         Date of Report JANUARY 23, 2004


                              MEGADATA CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)


                                    NEW YORK
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)



                                   11-2208938
                      ------------------------------------
                      (I.R.S. Employer Identification No.)


    47 ARCH STREET, GREENWICH, CONNECTICUT                   06830
    ----------------------------------------               ----------
    (Address of Principal Executive Offices)               (Zip Code)


        Registrant's telephone number, including area code:  (203) 629-8757
                                                            ---------------


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

The Company entered into a Debt Agreement with G.S. Beckwith Gilbert, the Company's Chairman and significant shareholder, dated November 1, 2003, pursuant to which the Company and Mr. Gilbert agreed to modify certain terms and conditions of outstanding promissory notes previously issued by the Company to Mr. Gilbert. The principal amount of such previously issued notes was due at December 31, 2003, and the total amount due and owing as of November 1, 2003 was $8,466,465. Pursuant to the Debt Agreement, the Company issued a new note in replacement of those previously outstanding. Under the terms of the new note, interest is to be paid in fully paid non-assessable shares of the Company's common stock. On January 15, 2004, the Company issued 600,000 non-assessable shares of common stock to Mr. Gilbert as payment of annual interest under the replacement note for fiscal 2004.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) Not applicable
(b) Not applicable
(c) Exhibits: The following documents are filed as exhibits to this report:

10.1  Debt Agreement, dated as of November 1, 2003.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.


                                         MEGADATA CORPORATION


DATED:  JANUARY 23, 2004                 By:   /s/ Louis J. Petrucelly
                                            --------------------------
                                               Louis J. Petrucelly
                                               Chief Financial Officer



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